Exhibit 10.34

CAMBREX CORPORATION
2012 EQUITY INCENTIVE PLAN
FOR NON-EMPLOYEE DIRECTORS

1.	DEFINED TERMS

Exhibit A, which is incorporated by reference, defines the terms used in the Plan and sets forth certain operational rules related to those terms.

2.	PURPOSE

The Plan has been established to advance the interests of the Company by providing for the grant to Participants of Stock-based incentive Awards.

3.	ADMINISTRATION

The Administrator has discretionary authority, subject only to the express provisions of the Plan, to interpret the Plan; determine eligibility for and grant Awards; determine, modify or waive the terms and conditions of any Award; prescribe forms, rules and procedures relating to the Plan; and otherwise do all things necessary to carry out the purposes of the Plan.  Determinations of the Administrator made under the Plan will be conclusive and will bind all parties.

4.	LIMITS ON AWARDS UNDER THE PLAN

(a)           Number of Shares.  The maximum number of shares of Stock that may be delivered in satisfaction of Awards under the Plan is 400,000.  For purposes of the preceding sentence, only shares of Stock actually delivered under an Award (and not cash or other property delivered in lieu of shares of Stock) will be taken into account; provided, that the full number of shares subject to any portion of an SAR that is exercised for Stock shall, for purposes of the preceding sentence, be treated as having been delivered.

(b)           Type of Shares.  Stock delivered by the Company under the Plan may be authorized but unissued Stock or previously issued Stock acquired by the Company.  No fractional shares of Stock will be delivered under the Plan.

5.	ELIGIBILITY AND PARTICIPATION

All non-employee directors of the Company will be eligible to participate in the Plan.

6.	RULES APPLICABLE TO AWARDS

(a)	All Awards.

(1)           Award Provisions.  The Administrator will determine the terms of all Awards, subject to the limitations provided herein.  By accepting (or, under such rules as the Administrator may prescribe, being deemed to have accepted) an Award, the Participant will be deemed to have agreed to the terms of the Award and the Plan.  Notwithstanding any provision of this Plan to the contrary, awards of an acquired company that are converted, replaced or adjusted in connection with the acquisition may contain terms and conditions that are inconsistent with the terms and conditions specified herein, as determined by the Administrator.

(2)           Term of Plan.  No Awards may be made after ten years from the Date of Adoption, but previously granted Awards may continue beyond that date in accordance with their terms.

(3)           Transferability.  Awards may not be transferred other than by will or by the laws of descent and distribution.  During a Participant’s lifetime, Stock Options and SARs may be exercised only by the Participant.

(4)           Vesting, etc. The Administrator will determine the time or times at which an Award will vest or become exercisable and the terms on which a Stock Option or SAR will remain exercisable.  Without limiting the foregoing, the Administrator may at any time accelerate the vesting or exercisability of an Award, regardless of any adverse or potentially adverse tax or other consequences resulting from such acceleration.  Unless the Administrator expressly provides otherwise, however, each Award (other than an Award of Unrestricted Stock or an Award of Restricted Stock that has fully vested) that is held by a Participant or by the Participant’s permitted transferees, if any, when the Participant ceases for any reason to be a member of the Board shall be treated as having terminated immediately prior to such cessation of service.

(5)           Additional Restrictions.  The Administrator may cancel, rescind, withhold or otherwise limit or restrict any Award at any time if the Participant is not in compliance with all applicable provisions of the Award agreement and the Plan.  Without limiting the generality of the foregoing, the Administrator may recover Awards made under the Plan and payments under or gain in respect of any Award to the extent required to law or any stock exchange or similar rule.

(6)           Taxes.  The Participant will be solely responsible for the satisfaction of any tax liability to the Participant arising as a result of the grant, vesting, exercise or settlement of an Award.

(7)           Dividend Equivalents, Etc.  The Administrator may provide for the payment of amounts (on terms and subject to conditions established by the Administrator) in lieu of cash dividends or other cash distributions with respect to Stock subject to an Award whether or not the holder of such Award is otherwise entitled to share in the actual dividend or distribution in respect of such Award.  Any entitlement to dividend equivalents or similar entitlements will be established and administered either consistent with an exemption from, or in compliance with, the requirements of Section 409A.  Dividends or dividend equivalent amounts payable in respect of Awards that are subject to restrictions may be subject to such limits or restrictions as the Administrator may impose.

(8)           Rights Limited.  Nothing in the Plan will be construed as giving any person the right to continued service with the Company or its affiliates, or any rights as a stockholder except as to shares of Stock actually issued under the Plan.  The loss of existing or potential profit in Awards will not constitute an element of damages in the event of termination of a Participant’s service relationship with the Company or any affiliate, regardless of the reason or reasons, if any, for such termination.

(9)           Coordination with Other Plans.  Awards under the Plan may be granted in tandem with, or in satisfaction of or substitution for, other Awards under the Plan or awards made under other compensatory plans or programs of the Company.  For example, but without limiting the generality of the foregoing, awards under other compensatory plans or programs of the Company may be settled in Stock (including, without limitation, Unrestricted Stock) if the Administrator so determines, in which case the shares delivered will be treated as awarded under the Plan (and will reduce the number of shares thereafter available under the Plan in accordance with the rules set forth in Section 4).

(10)           Section 409A.  Each Award will contain such terms as the Administrator determines, and will be construed and administered, such that the Award either qualifies for an exemption from the requirements of Section 409A or satisfies such requirements.

(b)	Stock Options and SARs.

(1)           Time And Manner Of Exercise. Unless the Administrator expressly provides otherwise, no Stock Option or SAR will be deemed to have been exercised until the Administrator receives a notice of exercise (in form acceptable to the Administrator), which may be an electronic notice, signed (including electronic signature in form acceptable to the Administrator) by the appropriate person and accompanied by any payment required under the Award.  A Stock Option or SAR exercised by any person other than the Participant will not be deemed to have been exercised until the Administrator has received such evidence as it may require that the person exercising the Award has the right to do so.

(2)           Exercise Price.  The exercise price (or the base value from which appreciation is to be measured) of each Award requiring exercise will be no less than 100% of the fair market value of the Stock subject to the Award, determined as of the date of grant, or such higher amount as the Administrator may determine in connection with the grant.  Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, split-off, combination or exchange of shares) no such Award, once granted, may be repriced or cancelled in exchange for cash or other property, other than with stockholder approval.  Fair market value will be determined by the Administrator consistent with the applicable requirements of Section 409A.

(3)           Payment Of Exercise Price.  Where exercise of an Award is to be accompanied by payment, payment of the exercise price will be by cash or check acceptable to the Administrator or by such other legally permissible means, if any, as may be acceptable to the Administrator.

(4)           Maximum Term.  Stock Options and SARs will have a maximum term not to exceed ten (10) years from the date of grant; provided, however, that, if a Participant still holding an outstanding but unexercised Stock Option or SAR ten (10) years from the date of grant (or, in the case of a Stock Option or SAR with a maximum term of less than ten (10) years, such maximum term) is prohibited by applicable law or a written policy of the Company applicable to similarly situated service providers from engaging in any open-market sales of Stock, the maximum term of such Award will instead be deemed to expire on the thirtieth (30th) day following the date the Participant is no longer prohibited from engaging in such open market sales.

7.	EFFECT OF CERTAIN TRANSACTIONS

(a)           Termination of Awards Upon Consummation of Covered Transaction.  Except as otherwise provided in an Award agreement, in the event of a Covered Transaction, each Award will terminate upon consummation of the Covered Transaction, other than the following: (i) Awards assumed pursuant to Section 7(c) below; and (ii) outstanding shares of Restricted Stock (which will be treated in the same manner as other shares of Stock).  In the case of Restricted Stock that does not vest in connection with the Covered Transaction, the Administrator may require that any amounts delivered, exchanged or otherwise paid in respect of such Stock in connection with the Covered Transaction be placed in escrow or otherwise made subject to such restrictions as the Administrator deems appropriate to carry out the intent of the Plan.  The provisions of this Section 7(a) are to be applied after the application of Section 7(b), in the case of a Covered Transaction that is also a Change in Control.

(b)           Change in Control.  In the event of a Change in Control and except as otherwise provided in the related merger, acquisition or similar agreement, Section 7(b)(1) will apply to each outstanding Award unless, as to any such Award or portion thereof, the Administrator determines that Section 7(b)(2) is instead to apply.

(1)           Acceleration of Certain Awards. At or prior to the Change in Control, as the Administrator determines, each Award or portion thereof to which this Section 7(b)(1) applies will become fully vested and (in the case of a Stock Option or SAR) fully exercisable immediately prior to the Change in Control, and the delivery of any shares of Stock remaining deliverable under each outstanding Award of Stock Units (including Restricted Stock Units and Performance Awards to the extent consisting of Stock Units) will be accelerated, in each case on a basis that gives the holder of the Award a reasonable opportunity, as determined by the Administrator, following exercise of the Award or the delivery of the shares, as the case may be, to participate as a stockholder in the Change in Control.

(2)           Cash-Out of Awards.  Each Award or portion thereof to which this Section 7(b)(2) applies, whether or not otherwise vested or exercisable, will be exchanged for a payment equal to the excess, if any, of (A) the fair market value of one share of Stock (as determined by the Administrator in its reasonable discretion) times the number of shares of Stock subject to the Award or such portion, over (B) the aggregate exercise or purchase price, if any, under the Award or such portion (in the case of an SAR, the aggregate base value above which appreciation is measured), in each case on such payment terms (which need not be the same as the terms of payment to holders of Stock) and other terms, and subject to such conditions, as the Administrator determines.

(c)           Assumption or Substitution.  If the Covered Transaction is one in which there is an acquiring or surviving entity and is not a Change in Control, the Administrator will provide (i) for the assumption or continuation of some or all outstanding Awards or any portion thereof or (ii) for the grant of new awards in substitution therefor by the acquiror or survivor or an affiliate of the acquiror or survivor.

(d)           Changes in and Distributions With Respect to Stock.

(1)           Basic Adjustment Provisions.  In the event of a stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other change in the Company’s capital structure that constitutes an equity restructuring within the meaning of FASB ASC 718, the Administrator will make appropriate adjustments to the maximum number of shares specified in Section 4(a) that may be delivered under the Plan, and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Awards and any other provision of Awards affected by such change.

(2)           Certain Other Adjustments.  The Administrator may also make adjustments of the type described in Section 7(d)(1) above to take into account distributions to stockholders other than those provided for in Section 7(d)(1), or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the Plan, having due regard for the requirements of Section 409A, where applicable.

(3)           Continuing Application of Plan Terms.  References in the Plan to shares of Stock will be construed to include any stock or securities resulting from an adjustment pursuant to this Section 7(d).

8.	LEGAL CONDITIONS ON DELIVERY OF STOCK

The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove any restriction from shares of Stock previously delivered under the Plan until: (i) the Company is satisfied that all legal matters in connection with the issuance and delivery of such shares have been addressed and resolved; (ii) if the outstanding Stock is at the time of delivery listed on any stock exchange or national market system, the shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and (iii) all conditions of the Award have been satisfied or waived.  The Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of the Securities Act of 1933 or any applicable state or non-U.S. securities law.  Any Stock required to be issued to Participants under the Plan will be evidenced in such manner as the Administrator may deem appropriate, including book-entry registration or delivery of stock certificates.  In the event that the Administrator determines that Stock certificates will be issued to Participants under the Plan, the Administrator may require that certificates evidencing Stock issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such Stock, and the Company may hold the certificates pending lapse of the applicable restrictions.

9.	AMENDMENT AND TERMINATION

The Administrator may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, and may at any time terminate the Plan as to any future grants of Awards; provided, that except as otherwise expressly provided in the Plan the Administrator may not, without the Participant’s consent, alter the terms of an Award so as to affect materially and adversely the Participant’s rights under the Award, unless the Administrator expressly reserved the right to do so at the time the Award was granted.  Any amendments to the Plan will be conditioned upon stockholder approval only to the extent, if any, such approval is required by law (including the Code and applicable stock exchange requirements), as determined by the Administrator.

10.	OTHER COMPENSATION ARRANGEMENTS

The existence of the Plan or the grant of any Award will not in any way affect the Company’s right to Award a person other compensation in addition to Awards under the Plan.

11.	MISCELLANEOUS

(a)           Waiver of Jury Trial.  By accepting an Award under the Plan, each Participant waives any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under the Plan and any Award, or under any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection therewith, and agrees that any such action, proceedings or counterclaim will be tried before a court and not before a jury.  By accepting an Award under the Plan, each Participant certifies that no officer, representative, or attorney of the Company has represented, expressly or otherwise, that the Company would not, in the event of any action, proceeding or counterclaim, seek to enforce the foregoing waivers.  Notwithstanding anything to the contrary in the Plan, nothing herein is to be construed as limiting the ability of the Company and a Participant to agree to submit disputes arising under the terms of the Plan or any Award made hereunder to binding arbitration or as limiting the ability of the Company to require any eligible individual to agree to submit such disputes to binding arbitration as a condition of receiving an Award hereunder.

(b)           Limitation of Liability.  Notwithstanding anything to the contrary in the Plan, neither the Company, nor any affiliate, nor the Administrator, nor any person acting on behalf of the Company, any affiliate, or the Administrator, will be liable to any Participant or to the estate or beneficiary of any Participant or to any other holder of an Award by reason of any acceleration of income, or any additional tax (including any interest and penalties), asserted by reason of the failure of an Award to satisfy the requirements of Section 409A or by reason of Section 4999 of the Code, or otherwise asserted with respect to the Award; provided, that nothing in this Section 11(b) will limit the ability of the Administrator or the Company, in its discretion, to provide by separate express written agreement with a Participant for a gross-up payment or other payment in connection with any such acceleration of income or additional tax.

12.	ESTABLISHMENT OF SUB-PLANS

The Administrator may from time to time establish one or more sub-plans under the Plan for purposes of satisfying local law (including tax law).  The Administrator will establish such sub-plans by adopting supplements to the Plan setting forth (i) such limitations on the Administrator’s discretion under the Plan as it deems necessary or desirable and (ii) such additional terms and conditions not otherwise inconsistent with the Plan as it deems necessary or desirable.  All supplements so established will be deemed to be part of the Plan, but each supplement will apply only to Participants within the affected jurisdiction (as determined by the Administrator).

13.	GOVERNING LAW

(a)           Certain Requirements of Corporate Law.  Awards will be granted and administered consistent with the requirements of applicable Delaware law relating to the issuance of stock and the consideration to be received therefor, and with the applicable requirements of the stock exchanges or other trading systems on which the Stock is listed or entered for trading, in each case as determined by the Administrator.

(b)           Other Matters.  Except as otherwise provided by the express terms of an Award agreement, under a sub-plan described in Section 12 or as provided in Section 13(a) above, the provisions of the Plan and of Awards under the Plan and all claims or disputes arising out of or based upon the Plan or any Award under the Plan or relating to the subject matter hereof or thereof will be governed by and construed in accordance with the domestic substantive laws of the State of New Jersey without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

(c)           Jurisdiction.  By accepting an Award, each Participant will be deemed to (a) have submitted irrevocably and unconditionally to the jurisdiction of the federal and state courts located within the geographic boundaries of the United States District Court for the District of New Jersey for the purpose of any suit, action or other proceeding arising out of or based upon the Plan or any Award; (b) agree not to commence any suit, action or other proceeding arising out of or based upon the Plan or an Award, except in the federal and state courts located within the geographic boundaries of the United States District Court for the District of New Jersey; and (c) waive, and agree not to assert, by way of motion as a defense or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that the Plan or an Award or the subject matter thereof may not be enforced in or by such court.

EXHIBIT A

Definition of Terms

The following terms, when used in the Plan, will have the meanings and be subject to the provisions set forth below:

“Administrator”: The Compensation Committee of the Board, except that the Compensation Committee may delegate (i) to one or more of its members (or one or more other members of the Board (including the full Board)) such of its duties, powers and responsibilities as it may determine; and (ii) to such employees or other persons as it determines such ministerial tasks as it deems appropriate.  In the event of any delegation described in the preceding sentence, the term “Administrator” will include the person or persons so delegated to the extent of such delegation.

“Award”: Any or a combination of the following:

(i) Stock Options.

(ii) SARs.

(iii) Restricted Stock.

(iv) Unrestricted Stock.

(v) Stock Units, including Restricted Stock Units.

(vi)  Awards (other than Awards described in (i) through (v) above) that are convertible into or otherwise based on Stock.

“Board”:  The Board of Directors of the Company.

“Change in Control”:  A “change in control event” as defined in Treasury Regulation § 1.409A-3(i)(5)(i).

“Code”:  The U.S. Internal Revenue Code of 1986 as from time to time amended and in effect, or any successor statute as from time to time in effect.

“Company”:  Cambrex Corporation, a Delaware corporation.

“Covered Transaction”: Any of (i) a consolidation, merger, or similar transaction or series of related transactions, including a sale or other disposition of stock, in which the Company is not the surviving corporation or which results in the acquisition of all or substantially all of the Company’s then outstanding common stock by a single person or entity or by a group of persons and/or entities acting in concert, (ii) a sale or transfer of all or substantially all the Company’s assets, or (iii) a dissolution or liquidation of the Company.  Where a Covered Transaction involves a tender offer that is reasonably expected to be followed by a merger described in clause (i) (as determined by the Administrator), the Covered Transaction will be deemed to have occurred upon consummation of the tender offer.

“Date of Adoption”:  The earlier of the date the Plan was approved by the Company’s stockholders or adopted by the Board, as determined by the Committee.

“Participant”: A person who is granted an Award under the Plan.

“Plan”:  The Cambrex Corporation 2012 Equity Incentive Plan for Non-Employee Directors from time to time amended and in effect.

“Restricted Stock”: Stock subject to restrictions requiring that it be redelivered or offered for sale to the Company if specified conditions are not satisfied.

“Restricted Stock Unit”: A Stock Unit that is, or as to which the delivery of Stock or cash in lieu of Stock is, subject to the satisfaction of specified performance or other vesting conditions.

“SAR”:  A right entitling the holder upon exercise to receive an amount (payable in cash or in shares of Stock of equivalent value) equal to the excess of the fair market value of the shares of Stock subject to the right over the base value from which appreciation under the SAR is to be measured.

“Section 409A”: Section 409A of the Code.

“Stock”: Common Stock of the Company, par value $.10 per share.

“Stock Option”: An option entitling the holder to acquire shares of Stock upon payment of the exercise price that is not intended to be an “incentive stock option” within the meaning of Section 422 of the Code.

“Stock Unit”: An unfunded and unsecured promise, denominated in shares of Stock, to deliver Stock or cash measured by the value of Stock in the future.

“Unrestricted Stock”:  Stock not subject to any restrictions under the terms of the Award.